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                                                                     Exhibit 8.4




                                                          HUNTON & WILLIAMS LLP
                                                          1900 K STREET, NW
                                                          WASHINGTON, DC 20006

                                                          TEL      202-955-1500
                                                          FAX      202-778-2201

                                                          FILE NO:  66469.000102




                                February 12, 2007


Lares Asset Securitization, Inc.
101 California Street, 13th Floor
San Francisco, California 94111

Ladies and Gentlemen:

     We have acted as counsel to Lares Asset Securitization, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of mortgage-backed pass-through certificates (the "Certificates") or mortgage-backed notes ("Notes"), issuable in one or more series by separate trusts (each, a "Trust") to be established by the Company. Each series of Notes will be issued pursuant to a form of indenture between a Trust, a master servicer and an indenture trustee, each to be named therein (an "Indenture").

     We have reviewed the originals or copies of (i) the Indenture, including the forms of the Notes annexed thereto, (ii) the form of transfer and servicing agreement, among the Company as depositor, a Trust, a seller, a servicer, an indenture trustee, a trust administrator and a master servicer, each to be named therein (the "Transfer and Servicing Agreement"), (iii) the form of owner trust agreement, between the Company, a trust administrator and an owner trustee, each to be named therein (the "Owner Trust Agreement"), (iv) the Registration Statement, the prospectus and the related prospectus supplement included therein, and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     Based on the foregoing, we adopt and confirm that the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax

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Lares Asset Securitization, Inc.
February 12, 2007
Page 2


Considerations" in the prospectus as supplemented by the discussion in "Federal Income Tax Considerations" in the prospectus supplement are our opinions as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Notes. In arriving at the opinion expressed above, we have assumed that the Indenture, the Transfer and Servicing Agreement, the Owner Trust Agreement and any other document prepared and executed in connection with such trnsactions will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Notes and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Notes will be duly executed and delivered in substantially the forms set forth in the related Indenture filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Notes will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of each series of Notes will comply (without waiver) with all of the provisions of the related Indenture, the Transfer and Sercvicing Agreement, the Owner Trust Agreement and the other documents prepared and executed in connection with such transactions.

     You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. Our opinion with respect to tax matters is limited to the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the caption "Federal Income Tax Considerations" in the prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any state.

                                                       Very truly yours,



                                                       /s/ Hunton & Williams LLP

02151/09765/03352/08515


Exhibit 8.4